EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-64320, 33-80408, 333-40326 and 333-05325) of AptarGroup, Inc. of our report dated February 12, 2003 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

March 12, 2003

1 / ATR	2002 Form 10-K

1